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                                                                   EXHIBIT 23.5

BEAR STEARNS                                           BEAR, STEARNS & CO. INC.
                                                                245 PARK AVENUE
                                                       NEW YORK, NEW YORK 10167
                                                                 (212) 272-2000

                                                              ATLANTA -- BOSTON
                                               CHICAGO -- DALLAS -- LOS ANGELES
                                                      NEW YORK -- SAN FRANCISCO

                                               FRANKFURT -- GENEVA -- HONG KONG
                                                       LONDON -- PARIS -- TOKYO

                      CONSENT OF BEAR, STEARNS & CO. INC.

  We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of Sierra Health Services, Inc. of our opinion attached as Annex E thereto and the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of such fairness opinion the description and summary of our analyses, observations, beliefs and conclusions relating thereto, set forth under the heading "Opinion of Sierra's Financial Advisor" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Bear, Stearns & Co. Inc.

                                          By: /s/ Brian McCarthy
                                              -----------------------
                                              Managing Director

Dated: June 23, 1995